Exhibit 10.1

FIRST AMENDMENT AND WAIVER TO REVOLVING CREDIT AND SECURITY AGREEMENT

This First Amendment and Waiver to Revolving Credit and Security Agreement (the “Amendment”) is made this 25th day of October 2011 by and among SKULLCANDY, INC., a Delaware corporation (“Skullcandy”), AG ACQUISITION CORPORATION, a Delaware corporation (“AG”, together with Skullcandy, the “Borrowers” and each a “Borrower”), the financial institutions which are now or which hereafter become a party hereto as lenders (the “Lenders”), UPS CAPITAL CORPORATION, a Delaware corporation (“UPSC”), as foreign collateral agent for the Lenders (in such capacity, the “Foreign Collateral Agent”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with Foreign Collateral Agent, each, an “Agent” and, collectively, the “Agents”).

BACKGROUND

A. WHEREAS, on August 31, 2010, Skullcandy, Lenders, Foreign Collateral Agent and Administrative Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, including pursuant to the Joinder (as defined below), the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. AG became, and assumed all of the obligations of, a Borrower under the Loan Agreement pursuant to that certain Joinder to Revolving Credit and Security Agreement dated as of April 22, 2011 among AG, Skullcandy, Lenders, Foreign Collateral Agent and Administrative Agent (the “Joinder”) The Loan Agreement, Joinder and all Other Documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement;

B. WHEREAS, Skullcandy International GmbH, an indirect subsidiary of Skullcandy, and Skullcandy are entering into an ISDA Master Agreement and other related agreements with PNC and as a condition to the effectiveness of such ISDA Master Agreement, Administrative Agent is requiring that Borrowers enter into this Amendment and certain other agreements described herein;

C. WHEREAS, one or more Defaults or Events of Default (the “Existing Defaults”) have occurred under the Loan Agreement by virtue of Borrowers’ failure to comply with Section 7.6 of the Loan Agreement for the fiscal year ending December 31, 2011, the failure to give timely notice of such failure to comply with section 7.6 and the giving of representations and warranties which may have been misleading as a result of such failure to comply and failure to give timely notice thereof;

D. Borrowers have requested and Agents and Lenders have agreed to modify certain terms and provisions of the Loan Agreement and waive the Existing Defaults, in each case on the terms and subject to the conditions contained in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Waiver of Existing Defaults. Subject to the terms and conditions herein, upon the effectiveness of this Amendment, Agents and Lenders hereby waive the Existing Defaults provided however that such waiver shall in no way constitute a waiver of any other Default or Event of Default which may have occurred but which is not specifically referenced as the “Existing Defaults,” nor shall this waiver obligate Agents or Lenders to provide any further waiver of any other Default or Event of Default under the Loan Agreement (whether similar or dissimilar, including any further Default or Event of Default resulting from a failure to comply with Section 7.6 of the Loan Agreement). Other than in respect of the Existing Defaults, this waiver shall not preclude the future exercise of any right, power, or privilege available to Agents or Lenders whether under the Loan Agreement, the Other Documents or otherwise.

2. Amendments to Loan Agreement.

(a) The definitions of “Obligations”, “Other Documents” and “Revolving Interest Rate” are hereby amended and restated in their entirety as follows:

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to Lenders or any Agent or to any other direct or indirect subsidiary or affiliate of any Agent or any Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon, and any costs and expenses of any Person payable by Borrowers and any indemnification obligations payable by Borrowers arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of any Agent’s or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower’s Indebtedness and/or liabilities under this

Agreement, the Other Documents or under any other agreement between any Agent or Lenders and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Agents or Lenders to perform acts or refrain from taking any action. In addition, the term “Obligations” includes all UPS Affiliate Obligations and FX Obligations.

“Other Documents” shall mean the Note, the Perfection Certificates, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, any Lender-Provided Interest Rate Hedge, the Imported Goods Agreement, the FX Agreement, the FX Guaranty and any and all other agreements, instruments and documents, including the Subordination Agreements, any intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Administrative Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Revolving Interest Rate” shall mean: (a) with respect to Domestic Rate Loans, an interest rate per annum equal to the sum of the Alternate Base plus one percent (1.00%); and (b) with respect to Eurodollar Rate Loans, the sum of the Eurodollar Rate plus one and one half of one percent (1.50%).

(b) The following definitions of “FX Agreement”, “FX Guaranty”, “FX Obligations” and “FX Reserve” are hereby added to Section 1.2 of the Loan Agreement in the appropriate alphabetical sequence:

“FX Agreement” shall mean that certain ISDA Master Agreement dated as of October 25, 2011 among Skullcandy International GmbH, an indirect subsidiary of Skullcandy, Skullcandy and PNC and any other schedules, instruments, documents and agreements entered into in connection therewith.

“FX Guaranty” shall mean that certain Guaranty and Suretyship Agreement executed by Skullcandy in favor of Administrative Agent pursuant to which Skullcandy guarantees all FX Obligations.

“FX Obligations” shall mean all advances, debts, liabilities, obligations, covenants and duties owing by Skullcandy International GmbH, Skullcandy or any other Borrower to PNC or to any other direct or indirect subsidiary or affiliate of PNC of any kind or nature, present or future, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under or in connection with the FX Agreement, including without limitation under or in connection with the FX Guaranty.

“FX Reserve” shall mean, as of any date of determination, a reserve established by Administrative Agent in its Permitted Discretion from time to time, upon not less than two (2) Business Days’ prior written notice to Borrowers, in the event that Skullcandy International GmbH or Skullcandy owes money to PNC under the FX Agreement, such reserve to be in an amount not greater than the balance sheet amount of all FX Obligations or such lesser amount as Administrative Agent may determine in its Permitted Discretion and such reserve shall be automatically reduced on a dollar for dollar basis by any payments by Skullcandy International GmbH or any Borrower of such amounts owing to PNC under the FX Agreement. Any reduction of the FX reserve as a result of payments made by Skullcandy International GmbH or any Borrower shall not preclude a subsequent increase in the FX Reserve to the extent the FX Obligations subsequently increase.

(c) Section 2.1(a)(y) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(y) an amount equal to the sum of:

(i)(A) 85%, subject to the provisions of Section 2.1(b), (c) and (e) hereof, of Eligible Receivables, plus (B) 80%, subject to the provisions 2.1(b), (c) and (e) hereof, of Eligible Foreign Receivables (collectively, the “Receivables Advance Rate”); plus

(ii) the lesser of (A) 70%, subject to the provisions of Section 2.1(b), (c) and (d) hereof, of the value of the Eligible Inventory, Eligible Foreign Inventory and Eligible In-Transit Inventory (without duplication), or (B) 85% of the appraised net orderly liquidation value of Eligible Inventory, Eligible Foreign Inventory and Eligible In-Transit Inventory (as evidenced by an Inventory appraisal satisfactory to Administrative Agent in its Permitted Discretion) (as applicable, the “Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(iii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv) the FX Reserve; minus

(v) such other reserves as Administrative Agent deems proper and necessary in its Permitted Discretion from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1(a)(y)(iii), (iv) and (v) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a)

(d) Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of $6,000,000.

3. Representations and Warranties of Borrowers. Each Borrower hereby:

(a) represents and warrants that all representations and warranties set forth in the Loan Agreement and all of the other Existing Financing Agreements are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b) reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) and covenants to abide thereby until termination of the Loan Agreement in accordance with Section 13.2 thereof;

(c) represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements; and

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or bylaws, or of any material contract or material agreement to which it is a party or by which any of its properties are bound;

4. Security Interest. To secure the prompt payment and performance to Agents and each Lender of the Obligations, including the FX Obligations, each Borrower reconfirms the prior assignment, pledge and grant pursuant to Article IV of the Loan Agreement of a continuing security interest in and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wherever located, subject to the terms, provisions and limitations set forth in the Loan Agreement.

5. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (“Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agents and each Agent’s counsel):

(a) Administrative Agent shall have received this Amendment fully executed by the Borrowers, Foreign Collateral Agent and Lenders;

(b) Administrative Agent shall have received the FX Agreement and FX Guaranty executed by each of Skullcandy International GmbH and Skullcandy, respectively; and

(c) No Default or Event of Default (other than the Existing Defaults) shall have occurred and be continuing.

6. Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agents and Lenders all such documents, assignments, financing statements and other documents, as Agents and Lenders may reasonably require from time to time, to the extent necessary to effectuate and implement the purposes of this Amendment.

7. Payment of Expenses. Borrowers shall pay or reimburse Agents and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto in accordance with Section 16.9 of the Loan Agreement.

8. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

9. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e) Other Document. This Amendment shall constitute an Other Document under the Loan Agreement, and the breach of any representation or warranty contained herein or the failure to perform, keep or observe any term, provision, condition or covenant contained herein shall constitute an Event of Default under the Loan Agreement.

(f) Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	SKULLCANDY, INC.

By: /s/ Jeremy Andrus
Name: Jeremy Andrus
Title: Chief Executive Officer

AG ACQUISITION CORPORATION

By: /s/ Mitch Edwards
Name: Mitch Edwards
Title: Chief Financial Officer

ADMIN. AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION

By: /s/ Jeanette Vandenbergh
Name: Jeanette Vandenbergh
Title: Vice President

FOREIGN COLLATERAL AGENT AND LENDER:	UPS CAPITAL CORPORATION

By: /s/ William H. Talbot
Name: William H. Talbot
Title: Director of Portfolio

[SIGNATURE PAGE TO AMENDMENT AND WAIVER TO

REVOLVING CREDIT AND SECURITY AGREEMENT]